Exhibit 99.3

DIGIRAD CORPORATION

The Corporate Governance Committee Charter

As Amended on February 29, 2012
As Amended and Restated on July 1, 2012

Status

The Corporate Governance Committee (the “Committee”) is a committee of the Board of Directors (the “Board”) of Digirad Corporation (the “Company”).

Membership

The Committee shall consist of no fewer than two members. All members shall be independent in accordance with independence requirements of the Nasdaq Stock Market and the standards established by the Board from time to time.

Committee members shall be elected by the Board at the annual meeting of the Board (typically on or immediately prior to the Company’s annual meeting of stockholders) and shall serve until their successors are elected and qualified. Committee members may be removed at any time by vote of the Board.

All non-management members of Board must comply with the stock ownership policy set forth in Annex A.  A member who fails to comply with such policy shall not be re-nominated as a director.

Structure and Meetings

The Committee shall meet at least twice each year. The Committee may establish its own schedule for meetings, which it will provide the Board in advance. The formal requirements for committee meetings are set forth in our Bylaws.

Responsibilities

The Committee is responsible for considering and making recommendations to the Board concerning the appropriate composition, size, functions and needs of the Board and its committees. The Committee may, at its sole discretion, engage director search firms and has the sole authority to approve the fees and other retention terms with respect to any such firms. The Committee also has the authority, as necessary and appropriate, to consult with outside advisors to assist in their duties to the Company. This responsibility includes:

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developing and recommending to the Board and periodically reviewing the criteria for Board membership; criteria should include, among other things, integrity, independence, diversity of experience, familiarity with the Company’s industry, other professional commitments and the ability to exercise sound judgment;

•	considering, recommending and recruiting candidates to fill new positions on the Board;

•	reviewing candidates recommended by stockholders;

•	conducting appropriate inquiries into the backgrounds and qualifications of candidates;

•	recommending the Director nominees for approval by the Board and the stockholders;

•	considering matters of corporate governance and developing and recommending to the Board and implementing a set of corporate governance principles applicable to the Company;

•	monitoring the stock ownership program; and

•	overseeing the evaluation of the Board and its committees.

The Committee’s additional functions are:

•	to advise the Board on candidates for the position of Chairman of the Board and to conduct investigations of those candidates as the Committee and the Board may deem appropriate;

•	to consider questions of possible conflicts of interest of Board members and of our senior executives;

•	to monitor and recommend the functions of the various committees of the Board;

•	to recommend members of the committees;

•	to make recommendations on the structure of Board meetings;

•	to recommend matters for consideration by the Board; and

•	to prepare an annual performance evaluation of the Committee.

Assignment and Rotation of Committee Members and Chairman

In exercising its responsibility to make recommendations to the Board concerning the appropriate composition of the Board and its committees, the Committee will be governed by the Company’s Board rotation policy.  Accordingly, each member of each of the Board’s committees should be considered for rotation when he or she attains five consecutive years on a particular committee and each committee chair should be considered for rotation every five years, initially from the 2012 Annual Meeting.  In making its recommendation, the Committee shall be permitted to take into consideration exceptional circumstances, such as the impact of the Company’s compliance with Nasdaq Stock Market, Inc. Marketplace Rules and applicable securities regulations, which would render the rotation of certain committee members not in the best interests of the Company’s stockholders.

The Company’s director rotation policy also requires that the Chairman should be appointed (or re-appointed) annually upon recommendation by the Committee.  The Chairman should be considered for rotation every five years, initially from the date of the 2012 Annual Meeting.  In making its recommendation for rotation of the Chairman, the Committee will take into consideration exceptional circumstances that would render the rotation of the Chairman not in the best interests of the Company’s stockholders.

In addition to all these responsibilities, the Board from time to time may prescribe other duties and responsibilities for the Committee. All powers of the Committee are subject to the restrictions designated in the Company’s Bylaws and by applicable law.

Annex A

Non-Employee Director Stock Ownership Policy

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To be eligible for re-nomination as a director at the Company’s 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”), each non-employee director who has served on the Board for at least one year as June 1, 2012 must, by December 29, 2012, beneficially own (on a cost basis) an amount of the Company’s common stock or common stock equivalents equal to at least one-half of all cash compensation received for service as a director of the Company over the past five years or since such director has been a member of the Board, whichever is less. Vested restricted stock units (at current market value) held by a director will count toward the satisfaction of this requirement. In the event that an aggregate of at least 60 open trading days are not available to directors before December 29, 2012, then the directors subject to this obligation will have an extension past December 29, 2012 to comply with these provisions. Such extension will be equal to the number of days elapsing between December 29, 2012 and the date on which there has been an aggregate of 60 open trading days since June 29, 2012.

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To be eligible for re-nomination as a director at the Company’s 2014 Annual Meeting of Stockholders, no later than 60 days prior to the date of such meeting each non-employee director who has served on the Board for less than one year as of June 1, 2012 must beneficially own (on a cost basis) an amount of the Company’s common stock or common stock equivalents equal to at least one year of cash compensation received for service as a director of the Company. Vested restricted stock units (at current market value) held by a director will count toward the satisfaction of this requirement.

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No later than the June 29, 2017, each non-employee director serving on the Board as of June 29, 2012 must beneficially own (on a cost basis) an amount of the Company’s common stock or common stock equivalents equal to 60% of cash compensation received over the prior five years for service as a director of the Company. Vested restricted stock units (at current market value) held by a director shall count toward the satisfaction of this requirement. If such ownership threshold is not achieved, such director will not be eligible for re-nomination as a director at the first annual meeting of the Company following June 29, 2017.

•	With respect to non-employee directors who are elected or appointed to the Board at any time after June 29, 2012, each such non-employee director, regardless of when he or she joined the Board:

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must, by the second annual meeting of the Company following his or her joining the Board, beneficially own (on a cost basis) an amount of the Company’s common stock or common stock equivalents of the Company equal to one year of cash compensation received for service as a director of the Company; and

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must, by the fifth annual meeting of the Company following his or her joining the Board, beneficially own (on a cost basis) an amount of the Company common stock or common stock equivalents of the Company equal to 60% of cash compensation received over the prior five years for service as a director of the Company.

•	Vested restricted stock units (at current market value) held by a director will count toward the satisfaction of these requirements.

•	Any non-employee director not in compliance with these ownership thresholds will not be eligible for re-nomination as a director at the next annual meeting of Company.

•	The foregoing policy shall remain in effect through the 2013 Annual Meeting, after which it will be subject to adjustment from time to time by the Board in its reasonable discretion.